EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and* appoints Michelle Davis the undersigned's true and lawful* attorney-in-fact to:*

(1) prepare, execute in the undersigned's name and on the undersigned's* behalf, and submit to the U.S. Securities and Exchange Commission*
(the "SEC") a Form ID, including amendments thereto, and any other* documents necessary or appropriate to obtain codes and passwords* enabling the undersigned to make electronic filings with the SEC of* reports required by Section 16(a) of the Securities Exchange Act of* 1934 or any rule or regulation of the SEC;*

(2) execute for and on behalf of the undersigned, Forms 3, 4, and 5 in* accordance with Section 16(a) of the Securities Exchange Act of 1934,* as amended, and the rules thereunder;*

(3) do and perform any and all acts for and on behalf of the undersigned* which may be necessary or desirable to complete and execute any such* Form 3, 4, or 5, complete and execute any amendment or amendments* thereto, and timely file such form with the SEC and any stock exchange* or similar authority; and*

(4) take any other action of any type whatsoever in connection with the* foregoing which, in the opinion of such attorney-in-fact, may be of* benefit to, in the best interest of, or legally required by, the* undersigned, it being understood that the documents executed by such* attorney-in-fact on behalf of the undersigned pursuant to this Power* of Attorney shall be in such form and shall contain such terms and* conditions as such attorney-in-fact may approve in such* attorney-in-fact's discretion.*

The undersigned hereby grants to such attorney-in-fact full power and* authority to do and perform any and every act and thing whatsoever* requisite, necessary, or proper to be done in the exercise of any of* the rights and powers herein granted, as fully to all intents and* purposes as the undersigned might or could do if personally present,* with full power of substitution or revocation, hereby ratifying and* confirming all that such attorney-in-fact, or such attorney-in-fact's* substitute or substitutes, shall lawfully do or cause to be done by* virtue of this power of attorney and the rights and powers herein* granted. The undersigned acknowledges that the foregoing* attorney-in-fact, in serving in such capacity at the request of the* undersigned, is not assuming any of the undersigned's responsibilities* to comply with Section 16 of the Securities Exchange Act of 1934, as* amended. This Power of Attorney shall remain in full force and effect* until the undersigned is no longer required to file Forms 3, 4, and 5* with respect to the undersigned's holdings of and transactions in* securities issued by Forbes Energy Services Ltd., unless earlier* revoked by the undersigned in a signed writing delivered to the* foregoing attorney-in-fact.*

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney* to be executed as of this October 16, 2015.*


/s/ Janet L. Forbes*